UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2005

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ		08691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 632-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

Effective August 1, 2005, the Audit Committee of the Board of Directors of American Bank Note Holographics, Inc. (the “Company”) engaged PricewaterhouseCoopers LLP (“PwC”), as the Company’s independent registered public accountants for the fiscal year ending December 31, 2005

As previously reported in the Company’s current reports on Form 8-K, Ernst & Young LLP (“Ernst & Young”), the principal accountant engaged to audit the financial statements of the Company, notified the Company that it would be resigning as the independent registered public accountants of the Company upon completion of their SAS No. 100 review for the quarter ended March 31, 2005.  Ernst & Young advised the Company that it was resigning because of Ernst & Young’s resource constraints, and that its resignation was not related to any matter concerning the Company including the Company’s selection or application of accounting policies or judgments, the scope of audit, internal controls or integrity of management.  Ernst & Young subsequently completed its SAS No. 100 review for the quarter ended March 31, 2005 and by letter dated May 17, 2005 confirmed its resignation.

During the Company’s two most recent fiscal years and through the date hereof, the Company did not consult PwC with respect to (i) the application of accounting principles to any transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).  Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release issued by the Company on August 3, 2005 announcing the appointment.

ITEM 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release issued by American Bank Note Holographics, Inc. on August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: August 4, 2005	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer